                                                                    Exhibit 99.1



                                     CENTEX

                                 www.centex.com
                                 P.O. Box 199000
                            Dallas, Texas 75219-9000

                                   ----------

                               2728 North Harwood
                            Dallas, Texas 75201-1516

                                   ----------

                              Phone: (214) 981-5000

NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION, CONTACT AT (214) 981-5000:

LAURENCE E. HIRSCH, Chairman and Chief Executive Officer

LELDON E. ECHOLS, Executive Vice President and Chief Financial Officer

MATTHEW G. MOYER, Vice President--Investor Relations

http://www.centex.com

             CENTEX REPORTS 67% INCREASE IN 4TH QUARTER NET EARNINGS
                    AND 45% RISE IN FISCAL YEAR NET EARNINGS

                 COMPANY ANNOUNCES MANUFACTURED HOUSING SPIN-OFF


         (DALLAS, TX April 22, 2003): Centex Corporation (NYSE: CTX) today announced the highest earnings for any quarter in its history for the quarter ended March 31, 2003, the fourth quarter of fiscal 2003, as well as record results for the seventh consecutive fiscal year.

HIGHLIGHTS OF THE QUARTER ENDED MARCH 31, 2003 INCLUDED THESE RECORDS:

         o        EARNINGS PER DILUTED SHARE OF $3.12, 69% HIGHER THAN A YEAR
                  AGO.

         o        OPERATING EARNINGS UP 42%, NET EARNINGS UP 67% AND REVENUES UP
                  28%.

         o HOME CLOSINGS UP 28% AND HOME SALES UP 17%, VERSUS THE SAME QUARTER LAST YEAR.

         o        HOME BUILDING OPERATING MARGINS OF 12.7%.

         o        PER-LOAN PROFIT FOR CONVENTIONAL MORTGAGES TOTALING $1,574.

FISCAL 2003 ACHIEVEMENTS INCLUDED:

         o        REVENUES EXCEEDING $9 BILLION, 18% HIGHER THAN FISCAL 2002
                  REVENUES.

         o OPERATING EARNINGS EXCEEDING $1 BILLION FOR THE FIRST TIME AND NET EARNINGS OF MORE THAN $555 MILLION, 45% HIGHER THAN LAST YEAR.

         o RECORD HOME BUILDING RESULTS: OPERATING EARNINGS OF $680.8 MILLION, UP 29%; CLOSINGS TOTALING 26,427 UNITS, UP 15%; NEW HOME SALES OF 28,668, A 25% INCREASE.

         o HOME BUILDING'S RECORD GROSS MARGINS OF 26.2% AND ALL-TIME HIGH FISCAL YEAR OPERATING MARGINS OF 11.5%.

         IN A NEWS RELEASE ISSUED SEPARATELY TODAY, CENTEX ANNOUNCED THAT ITS BOARD OF DIRECTORS HAS APPROVED THE TAX-FREE SPIN-OFF OF CAVCO INDUSTRIES, INC., THE MAJOR COMPONENT OF ITS MANUFACTURED HOUSING OPERATIONS, TO CENTEX STOCKHOLDERS.

                                                 CENTEX CORPORATION, PAGE 2 OF 6


         Centex management said the company is raising earnings guidance for fiscal 2004 to $9.50 to $10.50 per diluted share. These estimates include the impact of Centex beginning to expense stock options, which is expected to be $.15 to $.20 per share in fiscal 2004.

         CENTEX'S SENIOR MANAGEMENT WILL CONDUCT A CONFERENCE CALL TO DISCUSS THE FOURTH QUARTER AND FISCAL YEAR 2003 FINANCIAL RESULTS, AS WELL AS ITS OUTLOOK FOR FISCAL 2004, AT 11:00 A.M. EASTERN TIME (10:00 A.M. CENTRAL TIME) ON WEDNESDAY, APRIL 23. THE CONFERENCE CALL, ACCOMPANIED BY A SLIDE PRESENTATION, WILL BE WEBCAST SIMULTANEOUSLY ON THE CENTEX WEB SITE AT http://www.centex.com. A REPLAY OF THE CALL, AS WELL AS THE PRESENTATION, WILL BE ARCHIVED ON THAT SITE.

         For this year's fourth quarter, Centex reported net earnings of $196,671,000, 67% higher than $117,476,000 for the same quarter last year. Earnings per diluted share of $3.12 for the fourth quarter this year were 69% above $1.85 per diluted share for the fourth quarter a year ago. Fourth quarter revenues this year rose 28% to $2,884,745,000 from $2,261,168,000 for the same quarter in fiscal 2002.

         For fiscal 2003, Centex's net earnings of $555,919,000 or $8.83 per diluted share were 45% higher than $382,226,000 or $6.11 per diluted share for fiscal 2002. Consolidated revenues for fiscal 2003 reached an all-time high $9,117,241,000, 18% higher than $7,748,430,000 reported for fiscal 2002.
Centex's return on beginning stockholders' equity was 26.3% for fiscal 2003 versus 22.3% for fiscal 2002.

         Through its subsidiaries, Centex ranks among the nation's leading home builders, non-bank-affiliated retail mortgage originators and general contractors. Centex also has operations in home services and investment real estate and owns approximately 65.1% of Centex Construction Products, Inc., a publicly traded company.

                                  HOME BUILDING

         Operating earnings from Centex Homes were $263.5 million for the fourth quarter this year, 53% higher than $171.9 million for the fourth quarter a year ago, due to a record number of home closings and improved operating margins. Fiscal 2003's fourth quarter revenues from Centex Homes were $2.08 billion, 33% higher than $1.56 billion for the same quarter last year.

         The 53% increase in operating earnings was achieved on a 28% increase in closings to 9,135 homes and an improvement in operating margins to 12.7% this year from 11.0% a year ago. The margin increase was due primarily to ongoing cost reductions, a higher per-unit average sales price and overhead leverage.

         New home orders for this year's fourth quarter were 8,223 homes, 17% above last year's level. The backlog of homes sold but not delivered at March 31, 2003 was 12,050 units, 29% higher than the backlog at the same time a year ago.

         Fiscal 2003 operating earnings from Centex Homes reached a record $680.8 million, 29% higher than fiscal 2002 operating earnings of $527.5 million. Centex Homes revenues of $5.93 billion for fiscal 2003 were 19% higher than last year's revenues.

         Fiscal 2003 closings reached an all-time high of 26,427 homes, 15% above closings last year, and new home orders for fiscal 2003 totaled 28,668 homes, 25% above last year's sales. Average neighborhoods totaled 519 for fiscal 2003, a 10% increase over the average community count of 474 reported for fiscal 2002.


                                     -MORE-

                                                 CENTEX CORPORATION, PAGE 3 OF 6


                               FINANCIAL SERVICES

         Operating earnings from Financial Services for the fourth quarter this year were $50.8 million, 88% higher than $26.9 million for the same quarter last year. Fiscal 2003's fourth quarter Financial Services revenues of $246.6 million were 31% above $188.4 million for the same quarter a year ago.

         Fiscal 2003 operating earnings from Financial Services were $161.8 million, a 41% improvement over $114.7 million for fiscal 2002. Revenues from Financial Services were $855.0 million for fiscal 2003, 22% higher than last year's revenues of $699.8 million.

CTX MORTGAGE COMPANY

         Operating earnings from CTX Mortgage Company and related companies, including Title and Insurance operations, totaled $38.0 million, 126% higher than $16.8 million for fiscal 2002's fourth quarter.

         Aided by lower interest rates and the resulting strong refinancing environment, fiscal 2003 operating earnings from CTX Mortgage and related companies were $116.3 million, a 27% increase over $91.4 million in fiscal 2002. Mortgage originations for fiscal 2003 totaled 84,934, 6% higher than the previous year, and loan volume of $13.99 billion was up 12% from fiscal 2002.

         CTX Mortgage's "capture" rate of Centex Homes' non-cash buyers was 73% for fiscal 2003 versus 72% for fiscal 2002. Mortgage refinancings accounted for 42% of total originations in fiscal 2003 compared to 34% last year.

CENTEX HOME EQUITY COMPANY

         Centex Home Equity Company (CHEC) reported operating earnings of $12.8 million for the fourth quarter of fiscal 2003, a 23% improvement over $10.4 million in last year's fourth quarter.

         For fiscal year 2003, CHEC's operating earnings rose 88% to $47.1 million from $25.1 million in fiscal 2002. Originations for fiscal 2003 increased 9% to a record 29,448 loans. CHEC's loan servicing portfolio under the "Portfolio Accounting Method" has reached $4.64 billion and continues to increase.

                              CONSTRUCTION PRODUCTS

         For the quarter ended March 31, 2003, Centex Construction Products
(CXP) reported operating earnings of $16.0 million, 16% less than $19.0 million for the same quarter last year. Minority interest in the earnings was $4.9 million this quarter versus $5.6 million for the same quarter last year. CXP's revenues for the fourth quarter this year were $117.4 million, 5% higher than $111.4 million for the fourth quarter in fiscal 2002.


                                     -MORE-

                                                 CENTEX CORPORATION, PAGE 4 OF 6


         For fiscal 2003, CXP operating earnings were $96.3 million, 27% higher than operating earnings of $75.9 million in fiscal 2002. The increase resulted from improved earnings in gypsum wallboard and paperboard. Minority interest in these earnings was $30.4 million in fiscal 2003 and $20.8 million in fiscal 2002. Fiscal 2003 revenues for CXP were $501.3 million, 6% higher than $471.1 million last year.

                              CONSTRUCTION SERVICES

         Construction Services reported operating earnings of $4.1 million for the fourth quarter of fiscal 2003, 67% less than operating earnings of $12.3 million for the same quarter last year. This year's fourth quarter results reflect margin pressure due to the difficult operating environment for commercial construction services and a provision for a potential loss project.

         Revenues from Construction Services were $354.3 million for the quarter this year, 9% higher than revenues of $324.2 million for the year-ago quarter. New contracts for the quarter totaled $303 million, 25% higher than $243 million for the same quarter a year ago.

         For fiscal 2003, Construction Services reported operating earnings of $30.7 million, 15% less than $36.2 million in operating earnings in the prior year. Construction Services revenues for fiscal 2003 were $1.52 billion, 17% higher than $1.30 billion in the prior year.

         During fiscal 2003, Contracting and Construction Services was awarded approximately $857 million of new contracts, 41% less than $1.5 billion in fiscal 2002. The backlog of uncompleted construction contracts at March 31, 2003 was $1.5 billion, 30% less than $2.2 billion at March 31, 2002.

                             INVESTMENT REAL ESTATE

         For the quarter ended March 31, 2003, Centex's Investment Real Estate operation, through which all investment property transactions are reported, had operating earnings of $24.9 million, 106% higher than $12.1 million for the same quarter a year ago. For fiscal 2003, Investment Real Estate had operating earnings of $54.3 million, 13% higher than $48.1 million last year.

         Included in these results are earnings from London, England-based Fairclough Homes, Centex's U.K-based home building operation that is owned by Centex Development Company, L.P. Fairclough built and closed 516 homes during the fourth quarter this year compared to 456 homes during the fourth quarter of fiscal 2002 and reported operating earnings of $11.0 million this quarter versus $4.4 million for the same quarter last year. During fiscal 2003, Fairclough delivered 1,492 homes and had operating earnings of $20.4 million versus 1,387 homes and operating earnings of $12.3 million in fiscal 2002.

                                      OTHER

         For the quarter ended March 31, 2003, the Manufactured Housing Group reported an operating loss of $11.3 million versus an operating loss of $52,000 for the same quarter last year. The loss in the fourth quarter of fiscal 2003 includes approximately $4.5 million of expenses related to the spin-off, manufactured housing community development and other activities that will not be part of the new company. It also includes approximately $8.3 million of losses for operations that will be discontinued after the spin-off.


                                     -MORE-

                                                 CENTEX CORPORATION, PAGE 5 OF 6


         For fiscal 2003, the Manufactured Housing Group reported a loss of $9.2 million versus a loss of $862,000 for fiscal 2002. The Group losses in 2003 and 2002 include approximately $5.6 million and $1.1 million, respectively, of expenses related to the spin-off, manufactured housing community development and other activities that will not be part of the new company. These losses also include losses of approximately $11.4 million in 2003 and $4.5 million in 2002 for operations that will be discontinued. Revenues from Manufactured Housing were $141.9 million in fiscal 2003, compared to $122.0 million in fiscal 2002.

         Home Services reported an operating loss of $7.1 million for the fourth quarter in fiscal 2003 compared to an operating loss of $2.2 million for the fourth quarter last year. Fiscal 2003's fourth quarter included an $8 million provision to reduce the carrying value of its remaining home security monitoring contracts. For fiscal 2003, Home Services reported an operating loss of $9.6 million compared to operating earnings of $4.0 million for the previous fiscal year.

                                 CAVCO SPIN-OFF

         In a separate news release issued today, Centex announced its intention to distribute to its stockholders all of the issued and outstanding stock of Cavco Industries, Inc., the primary component of its Manufactured Housing Group. Holders of Centex common stock will receive 0.05 shares of Cavco common stock for each Centex share held.

         Centex said it believes the distribution is in the best interests of Centex, its stockholders and Cavco. Joseph H. Stegmayer, who has been Chairman and Chief Executive Officer (CEO) of Centex's Manufactured Housing Group since 2000 and has extensive experience in the manufactured housing industry, will be Chairman and CEO of the new entity.

         For fiscal 2003, the operations to be included in the spin-off had income from continuing operations of $6.8 million and a loss of $11.4 million associated with discontinued operations (related to certain retail operations and idled plants). For fiscal 2002, income from continuing operations was $3.1 million and losses associated with discontinued operations were $4.5 million. These results are after interest but before income tax expense. Revenues for the spin-off operation were $137.9 million in fiscal 2003 and $125.3 million in fiscal 2002.

         Centex said the spin-off of Cavco will not have a material impact on Centex's future earnings or debt coverage ratios. Centex estimates the value of the tax-free dividend will be $.50 to $.70 per Centex share, although the actual value will depend on the trading price of Cavco's stock.

                                     OUTLOOK

         Centex enters fiscal 2004 with the highest year-end backlog of home sales in its history and expects to continue to add more neighborhoods, positioning the company to post another year of record earnings, sales, closings and backlog. Centex said it expects fiscal 2004 to be the company's eighth consecutive record year.

                                      # # #


                                     -MORE-

                                                 CENTEX CORPORATION, PAGE 6 OF 6


Forward-Looking Statements. This press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933,
Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company's actual performance and results of operations include the following: general economic conditions and interest rates; the cyclical and seasonal nature of the Company's businesses; adverse weather; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financing programs; governmental regulations; changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company's markets and businesses; competition; availability of raw materials; and unexpected operations difficulties. These and other factors are described in the Company's most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2002 and in its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2002 and September 30, 2002, and December 31, 2002, each of which is filed with the Securities and Exchange Commission.


NOTE ATTACHMENTS:

(1) Revenues and Earnings by Lines of Business (Quarter and Year)

(2) Condensed Consolidated Balance Sheets

(3) Condensed Consolidated Cash Flows

(4) Supplemental Home Building Data

(5) Housing Activity by Geographic Area

(6) Housing Activity Dollar Values by Geographic Area

(7) Supplemental Financial Services Data

(8) Supplemental Construction Products Data

    Supplemental Construction Services Data


                                     -MORE-

Attachment 1

                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                  (dollars in thousands, except per share data)

                                                    Quarter Ended                                Twelve Months Ended
                                                       March 31,                                       March 31,
                                                     (unaudited)                                      (unaudited)
                                     --------------------------------------------     --------------------------------------------
                                         2003            2002           Change            2003            2002           Change
                                     ------------    ------------    ------------     ------------    ------------    ------------

REVENUES
        Home Building                $  2,078,818    $  1,564,176              33%    $  5,934,510    $  4,984,817              19%
        Financial Services                246,578         188,394              31%         855,015         699,760              22%
        Construction Products             117,400         111,365               5%         501,257         471,083               6%
        Construction Services             354,258         324,238               9%       1,517,851       1,296,024              17%
        Investment Real Estate             27,776          15,363              81%          66,862          72,416              (8)%
        Other (A)                          59,915          57,632               4%         241,746         224,330               8%
                                     ------------    ------------                     ------------    ------------
    Total                            $  2,884,745    $  2,261,168              28%    $  9,117,241    $  7,748,430              18%
                                     ============    ============                     ============    ============

OPERATING EARNINGS
        Home Building                $    263,480    $    171,853              53%    $    680,777    $    527,462              29%
        Financial Services                 50,759          26,948              88%         161,825         114,733              41%
        Construction Products              16,020          18,998             (16)%         96,268          75,868              27%
        Construction Services               4,087          12,343             (67)%         30,718          36,225             (15)%
        Investment Real Estate             24,921          12,086             106%          54,334          48,068              13%
        Other (A)                         (18,410)         (2,284)           (706)%        (18,849)          3,140            (700)%
                                     ------------    ------------                     ------------    ------------
    TOTAL OPERATING EARNINGS              340,857         239,944              42%       1,005,073         805,496              25%

        Corporate General Expenses        (19,453)        (12,637)                         (60,289)        (50,189)
        Interest Expense                  (35,280)        (31,136)                        (119,560)       (115,766)
        Minority Interest in
          Construction Products            (4,925)         (5,641)                         (30,373)        (20,776)
                                     ------------    ------------                     ------------    ------------

EARNINGS BEFORE INCOME TAXES              281,199         190,530              48%         794,851         618,765              28%

Income Taxes                              (84,528)        (73,054)                        (238,932)       (236,539)
                                     ------------    ------------                     ------------    ------------

NET EARNINGS                         $    196,671    $    117,476              67%    $    555,919    $    382,226              45%
                                     ============    ============                     ============    ============

Earnings Per Share:
    Basic                            $       3.24    $       1.93              68%    $       9.15    $       6.31              45%
    Diluted                          $       3.12    $       1.85              69%    $       8.83    $       6.11              45%

Average Shares Outstanding:
    Basic                              60,637,309      60,949,857              (1)%     60,782,042      60,560,788              --%
    Diluted                            63,024,136      63,486,498              (1)%     63,058,156      62,529,147               1%

Attachment 2

                       CENTEX CORPORATION AND SUBSIDIARIES
        Condensed Consolidated Balance Sheets with Consolidating Details
                              (Dollars in millions)


                                                           Centex Corporation
                                                            and Subsidiaries        Centex Corporation**       Financial Services
                                                         -----------------------   -----------------------   -----------------------
                                                          March 31,    March 31,    March 31,    March 31,    March 31,    March 31,
                                                            2003*        2002         2003*        2002         2003*        2002
                                                         ----------   ----------   ----------   ----------   ----------   ----------
ASSETS
   Cash -
       Unrestricted                                      $      472   $      220   $      457   $      193   $       15   $       27
       Restricted                                               172          106            8            5          164          101
   Receivables -
       Residential Mortgage Loans Held for Investment         4,643        3,254           --           --        4,643        3,254
       Residential Mortgage Loans Held for Sale                 303          242           --           --          303          242
       Other Receivables                                        663          567          465          419          198          148
   Inventories -
       Homebuilding                                           3,422        2,599        3,422        2,599           --           --
       Construction Products and Other                           84          105           75           76            9           29
   Investments (primarily in CDC)                               383          364          788          862           --           --
   Property and Equipment, net                                  696          720          654          672           42           48
   Goodwill                                                     372          350          355          333           17           17
   Deferred Charges and Other Assets                            400          458          121          176          279          282
                                                         ----------   ----------   ----------   ----------   ----------   ----------
                                                         $   11,610   $    8,985   $    6,345   $    5,335   $    5,670   $    4,148
                                                         ==========   ==========   ==========   ==========   ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts Payable and Accrued Liabilities              $    1,678   $    1,438   $    1,414   $    1,275   $      290   $      351
  Debt
      Non-Financial Services                                 2,106        1,792        2,106        1,792           --           --
      Financial Services                                     4,999        3,485           --           --        4,999        3,485
  Minority Stockholders' Interest                              170          153          168          151            2            2
  Stockholders' Equity                                       2,657        2,117        2,657        2,117          379          310
                                                        ----------   ----------   ----------   ----------   ----------   ----------
                                                        $   11,610   $    8,985   $    6,345   $    5,335   $    5,670   $    4,148
                                                        ==========   ==========   ==========   ==========   ==========   ==========

* March 31, 2003 balances are unaudited.

** In the supplemental data presented above, "Centex Corporation" represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries balance sheets.

*** We believe that separate disclosure of the consolidating information is useful because the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and we have limited obligations with respect to the indebtedness of our Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 3

                       CENTEX CORPORATION AND SUBSIDIARIES
          Condensed Consolidated Cash Flows with Consolidating Details
                              (Dollars in millions)

                                                     Centex Corporation
                                                       and Subsidiaries         Centex Corporation**         Financial Services
                                                  ------------------------    ------------------------    ------------------------
                                                   For the Twelve Months       For the Twelve Months       For the Twelve Months
                                                       Ended March 31,             Ended March 31,             Ended March 31,
                                                  ------------------------    ------------------------    ------------------------
                                                     2003*         2002*         2003*         2002*         2003*         2002*
                                                  ----------    ----------    ----------    ----------    ----------    ----------
CASH FLOWS - OPERATING ACTIVITIES
   Net Earnings                                   $      556    $      382    $      556    $      382    $      153    $       81
   Adjustments -
        Depreciation and Amortization                    113            91            96            75            17            16
        Other Noncash Adjustments                         51           (15)         (141)         (113)           37           (24)
   Decrease (Increase) in Loans Held for Sale            (62)           40            --            --           (62)           40
   Increase in Inventories                              (711)         (507)         (731)         (487)           20           (20)
   Other Operating Activities                             73            90            87           167          (174)           93
                                                  ----------    ----------    ----------    ----------    ----------    ----------
                                                          20            81          (133)           24            (9)          186
                                                  ----------    ----------    ----------    ----------    ----------    ----------
CASH FLOWS - INVESTING ACTIVITIES
   Increase in Loans Held for Investment              (1,428)       (1,500)           --            --        (1,428)       (1,500)
   Other Investing Activities                           (145)         (137)          106          (232)          (15)           (7)
                                                  ----------    ----------    ----------    ----------    ----------    ----------
                                                      (1,573)       (1,637)          106          (232)       (1,443)       (1,507)
                                                  ----------    ----------    ----------    ----------    ----------    ----------
CASH FLOWS - FINANCING ACTIVITIES
   Increase in Short-Term Debt, net                      534          (213)            6            19           528          (232)
   Issuance (Repayment) of Long-Term Debt, net         1,294         1,903           308           308           986         1,594
   Other Financing Activities                            (23)           28           (23)           28           (74)          (26)
                                                  ----------    ----------    ----------    ----------    ----------    ----------
                                                       1,805         1,718           291           355         1,440         1,336
                                                  ----------    ----------    ----------    ----------    ----------    ----------

   Net Increase in Cash and Cash Equivalents             252           162           264           147           (12)           15
   Cash and Cash Equivalents at Beginning of
     Period                                              220            58           193            46            27            12
                                                  ----------    ----------    ----------    ----------    ----------    ----------
   Cash and Cash Equivalents at End of Period     $      472    $      220    $      457    $      193    $       15    $       27
                                                  ==========    ==========    ==========    ==========    ==========    ==========

* March 31, 2003 balances are unaudited.

** In the supplemental data presented above, "Centex Corporation" represents the consolidation of all subsidiaries other than those included in Financial Services. Transactions between Centex Corporation and Financial Services have been eliminated from the Centex Corporation and Subsidiaries statements of cash flows.

*** We believe that separate disclosure of the consolidating information is useful because the Financial Services subsidiaries operate in a distinctly different financial environment that generally requires significantly less equity to support their higher debt levels compared to the operations of our other subsidiaries; the Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and we have limited obligations with respect to the indebtedness of our Financial Services subsidiaries. Management uses this information in its financial and strategic planning.

Attachment 4

                       Centex Corporation and Subsidiaries
                         Supplemental Home Building Data
                                   (unaudited)

       (dollars in millions, except per unit data)

                                                                Quarter Ended March 31,
                                            ----------------------------------------------------------------
                                                         2003                              2002
                                            ------------------------------    ------------------------------

HOME BUILDING MARGINS

   Revenues - Housing                       $    2,056.6             100.0%   $    1,543.4             100.0%
   Cost of Sales - Housing                      (1,522.5)            (74.0)%      (1,151.1)            (74.6)%
                                            ------------      ------------    ------------      ------------
     Gross Margin - Housing                        534.1              26.0%          392.3              25.4%
                                            ------------      ------------    ------------      ------------

   Revenues - Land Sales & Other                    22.2                              20.8
   Cost of Sales - Land Sales & Other              (22.5)                            (23.1)
                                            ------------                      ------------
     Gross Margin - Land Sales & Other              (0.3)                             (2.3)
                                            ------------                      ------------

   Total Gross Margin                              533.8              25.7%          390.0              24.9%

   Selling, General & Administrative              (270.3)            (13.0)%        (218.1)            (13.9)%
                                            ------------      ------------    ------------      ------------

        OPERATING EARNINGS                  $      263.5              12.7%   $      171.9              11.0%
                                            ============                      ============

   Units Closed                                    9,135                             7,125

   Unit Sales Price                         $    225,132                      $    216,611
     % Change                                        3.9%                              2.1%

   Operating Earnings per Unit              $     28,843                      $     24,120
     % Change                                       19.6%                             (4.3)%

   Average Neighborhoods                             551                               473
     % Change                                       16.5%                              3.3%

                                                             Twelve Months Ended March 31,
                                            ----------------------------------------------------------------
                                                         2003                              2002
                                            ------------------------------    ------------------------------

HOME BUILDING MARGINS

   Revenues - Housing                       $    5,818.8             100.0%   $    4,907.4             100.0%
   Cost of Sales - Housing                      (4,297.1)            (73.8)%      (3,648.6)            (74.3)%
                                            ------------      ------------    ------------      ------------
     Gross Margin - Housing                      1,521.7              26.2%        1,258.8              25.7%
                                            ------------      ------------    ------------      ------------

   Revenues - Land Sales & Other                   115.7                              77.4
   Cost of Sales - Land Sales & Other              (91.4)                            (64.9)
                                            ------------                      ------------
     Gross Margin - Land Sales & Other              24.3                              12.5
                                            ------------                      ------------

   Total Gross Margin                            1,546.0              26.1%        1,271.3              25.5%

   Selling, General & Administrative              (865.2)            (14.6)%        (743.8)            (14.9)%
                                            ------------      ------------    ------------      ------------

        OPERATING EARNINGS                  $      680.8              11.5%   $      527.5              10.6%
                                            ============                      ============      ============

   Units Closed                                   26,427                            22,960

   Unit Sales Price                         $    220,183                      $    213,738
     % Change                                        3.0%                              3.8%

   Operating Earnings per Unit              $     25,761                      $     22,973
     % Change                                       12.1%                             11.6%

   Average Neighborhoods                             519                               474
     % Change                                        9.5%                              3.7%

LOT POSITION AS OF MARCH 31,

                                                2003              2002
                                            ------------      ------------

Lot Owned and Controlled:

     Lots Owned                                   59,844            43,513              37.5%

     Lots Controlled                              70,926            50,819              39.6%
                                            ------------      ------------

        Total                                    130,770            94,332              38.6%
                                            ============      ============

Attachment 5

                       Centex Corporation and Subsidiaries
                       Housing Activity by Geographic Area

                                                              Closings
                   -----------------------------------------------------------------------------------------------
                              Quarter Ended March 31,                        Twelve Months Ended March 31,
                   ---------------------------------------------     ---------------------------------------------
                       2003            2002            Change            2003            2002            Change
                   ------------    ------------     ------------     ------------    ------------     ------------

Mid-Atlantic              1,434           1,155               24%           4,501           3,877               16%

Southeast                 1,585           1,389               14%           4,851           4,440                9%

Midwest                   1,684           1,089               55%           4,695           3,688               27%

Southwest                 2,890           2,242               29%           8,157           6,910               18%

West Coast                1,542           1,250               23%           4,223           4,045                4%
                   ------------    ------------                      ------------    ------------

                          9,135           7,125               28%          26,427          22,960               15%
                   ============    ============                      ============    ============

                                                                               Sales (Orders) Backlog
                                                                    ---------------------------------------------
                                                                      3/31/03         3/31/02          Change
                                                                    ------------    ------------     ------------

Mid-Atlantic                                                               2,148           1,503               43%

Southeast                                                                  2,713           2,315               17%

Midwest                                                                    2,920           2,093               40%

Southwest                                                                  2,258           2,361               (4)%

West Coast                                                                 2,011           1,099               83%
                                                                    ------------    ------------

                                                                          12,050           9,371               29%
                                                                    ============    ============

                                                          Sales (Orders)
                    -----------------------------------------------------------------------------------------------
                              Quarter Ended March 31,                        Twelve Months Ended March 31,
                    ---------------------------------------------     ---------------------------------------------
                        2003            2002            Change            2003            2002            Change
                    ------------    ------------     ------------     ------------    ------------     ------------

Mid-Atlantic               1,586           1,256               26%           5,146           3,936               31%

Southeast                  1,441           1,446               --%           5,249           4,819                9%

Midwest                    1,559           1,182               32%           5,087           3,744               36%

Southwest                  2,280           2,091                9%           8,054           6,725               20%

West Coast                 1,357           1,045               30%           5,132           3,763               36%
                    ------------    ------------                      ------------    ------------

                           8,223           7,020               17%          28,668          22,987               25%
                    ============    ============                      ============    ============

Effective with the June 30, 2002 quarter's release, Centex realigned its conventional home building operating units into the above newly designated geographic areas.

Attachment 6

                       Centex Corporation and Subsidiaries
                   Housing Activity Values by Geographic Area

                                                      Housing Revenues - Closings
                                                         (dollars in millions)
                    -----------------------------------------------------------------------------------------------
                              Quarter Ended March 31,                        Twelve Months Ended March 31,
                    ---------------------------------------------     ---------------------------------------------
                        2003            2002            Change            2003            2002            Change
                    ------------    ------------     ------------     ------------    ------------     ------------

Mid-Atlantic        $      367.2    $      284.4               29%    $    1,160.8    $      944.8               23%

Southeast                  343.6           290.0               18%         1,010.3           907.5               11%

Midwest                    324.0           205.6               58%           893.5           700.6               28%

Southwest                  431.9           347.0               24%         1,222.0         1,036.5               18%

West Coast                 589.9           416.4               42%         1,532.2         1,318.0               16%
                    ------------    ------------                      ------------    ------------

                    $    2,056.6    $    1,543.4               33%    $    5,818.8    $    4,907.4               19%
                    ============    ============                      ============    ============

                                                                               Sales (Orders) Backlog Value
                                                                                 (dollars in millions)
                                                                      ---------------------------------------------
                                                                        3/31/03         3/31/02           Change
                                                                      ------------    ------------     ------------

Mid-Atlantic                                                          $      616.7    $      405.3               52%

Southeast                                                                    574.1           468.8               22%

Midwest                                                                      553.2           384.2               44%

Southwest                                                                    343.2           347.8               (1)%

West Coast                                                                   714.8           330.3              116%
                                                                      ------------    ------------

                                                                      $    2,802.0    $    1,936.4               45%
                                                                      ============    ============

Attachment 7

                       Centex Corporation and Subsidiaries
                      Supplemental Financial Services Data


CTX MORTGAGE COMPANY

                                   Quarter Ended March 31,              Twelve Months Ended March 31,
                              ----------------------------------      ----------------------------------
                                2003         2002        Change         2003         2002        Change
                              --------     --------     --------      --------     --------     --------
Originations
          Builder                6,410        4,823           33%       18,127       15,435           17%

          Retail                17,718       13,102           35%       66,807       64,949            3%
                              --------     --------                   --------     --------

                Total           24,128       17,925           35%       84,934       80,384            6%
                              ========     ========                   ========     ========

Applications
          Builder                5,904        4,723           25%       20,103       16,344           23%

          Retail                20,921       12,043           74%       69,883       60,188           16%
                              --------     --------                   --------     --------

                Total           26,825       16,766           60%       89,986       76,532           18%
                              ========     ========                   ========     ========

Loan Volume (in billions)     $   4.02     $   2.86           41%     $  13.99     $  12.45           12%
                              ========     ========                   ========     ========

Average Loan Size             $166,600     $159,300            5%     $164,700     $154,800            6%
                              ========     ========                   ========     ========

Profit per Loan               $  1,574     $    937           68%     $  1,369     $  1,137           20%
                              ========     ========                   ========     ========

CHEC (B & C)

                                   Quarter Ended March 31,              Twelve Months Ended March 31,
                              ----------------------------------      ----------------------------------
                                2003         2002        Change         2003         2002        Change
                              --------     --------     --------      --------     --------     --------
Originations                     7,667        5,754           33%       29,448       26,955            9%
                              ========     ========     ========      ========     ========     ========

Applications                    74,835       44,739           67%      248,150      172,498           44%
                              ========     ========     ========      ========     ========     ========

Loan Volume (in billions)     $   0.70     $   0.45           56%     $   2.51     $   2.09           20%
                              ========     ========     ========      ========     ========     ========

Average Loan Size             $ 91,800     $ 78,100           18%     $ 85,100     $ 77,600           10%
                              ========     ========     ========      ========     ========     ========

Earnings As a % of Average
     "Owned" Portfolio            1.15%        1.33%                      1.20%        0.98%
                              ========     ========                   ========     ========

SERVICING PORTFOLIO AS OF MARCH 31:                                      2003         2002       Change
                                                                       --------     --------    --------
Number of Loans:
      Portfolio Accounting Method                                        61,073       45,211

      Other                                                              13,329       17,622
                                                                       --------     --------

             Total                                                       74,402       62,833          18%
                                                                       ========     ========

Servicing Portfolio ($ in billions):
      Portfolio Accounting Method                                      $   4.64     $   3.25

      Other                                                                0.84         1.12
                                                                       --------     --------

             Total                                                     $   5.48     $   4.37          26%
                                                                       ========     ========

Attachment 8

                       Centex Corporation and Subsidiaries


                     SUPPLEMENTAL CONSTRUCTION PRODUCTS DATA
                 (volumes in thousands, except Gypsum Wallboard)

                                                  Quarter Ended March 31,                     Twelve Months Ended March 31,
                                          ----------------------------------------       ----------------------------------------
                                             2003           2002          Change            2003           2002          Change
                                          ----------     ----------     ----------       ----------     ----------     ----------
Cement
          Sales Volumes (Tons)                   463            446              4%           2,361          2,441             (3)%

          Average Net Sales Price         $    63.64     $    65.04             (2)%     $    66.84     $    67.69             (1)%

Gypsum Wallboard
          Sales Volumes (MMSF)                   548            518              6%           1,933          1,930             -%

          Average Net Sales Price         $    79.00     $    82.27             (4)%     $    87.12     $    72.97             19%

Paperboard
          Sales Volumes (Tons)                    60             58              3%             225            210              7%

          Average Net Sales Price         $   419.60     $   398.93              5%      $   408.44     $   398.13              3%

Concrete
          Sales Volumes (Cubic Yards)            159            132             20%             681            673              1%

          Average Net Sales Price         $    52.92     $    56.07             (6)%     $    53.86     $    55.93             (4)%

Aggregates
          Sales Volumes (Tons)                   793            909            (13)%          4,159          4,265             (2)%

          Average Net Sales Price         $     5.02     $     4.37             15%      $     4.51     $     4.33              4%


                     SUPPLEMENTAL CONSTRUCTION SERVICES DATA
                              (dollars in millions)

                                                   Quarter Ended March 31,                     Twelve Months Ended March 31,
                                          ----------------------------------------       ----------------------------------------
                                             2003            2002         Change            2003           2002          Change
                                          ----------     ----------     ----------       ----------     ----------     ----------
New Contracts                             $      303     $      243             25%      $      857     $    1,455            (41)%
                                          ==========     ==========                      ==========     ==========

Backlog at March 31,                                                                     $    1,520     $    2,180            (30)%
                                                                                         ==========     ==========